Exhibit 10.3

NEITHER THIS SECURITY NOR ANY SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

VUBOTICS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant Shares:	Initial Exercise Date: , 2007

                THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                 , a                 (the “Holder”), is entitled, upon the terms and conditions herein, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on                 , 2012 (the “Termination Date”), to subscribe for and purchase from VuBotics, Inc., a Georgia corporation (the “Company”), up to                  shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of each share of Common Stock under this Warrant will be equal to the Exercise Price as set forth in Section 2(b).

Section 1.               Definitions. Capitalized terms used and not defined herein will have the respective meanings as set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated August 28, 2007, by and between the Company, Holder and certain other parties.

Section 2.               Exercise.

(a)           Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form attached as Exhibit A; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, Holder will forward payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer. Each exercise of this Warrant  will be for a whole number of shares.  Holder will not be required to physically surrender this Warrant to the Company until Holder has purchased all of the Warrant Shares and the Warrant has been exercised in full, in which case, Holder will surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares will have the effect of reducing the number of Warrant Shares purchasable thereafter in an amount equal to the number of Warrant Shares purchased. The Company will maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company will deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. “Business Day” means any day except Saturday, Sunday, any day which will be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)           Exercise Price. The exercise price per share of the Common Stock under this Warrant will be Twenty Cents ($0.20), subject to adjustment hereunder (the “Exercise Price”).

(c)           Mechanics of Exercise.

(i)            Form of Consideration.  The Warrant is exercisable, in whole or in part, by either (a) delivery of the exercise price in cash or (b) the Holder’s election of a cashless exercise, which will result in the Holder receiving that number of shares of Common Stock equal to (X) the excess of the fair market value per share (as determined by the volume weighted average price of the Common Stock on the OTC Bulletin Board over any 10 consecutive trading days (“VWAP”) over the exercise price per share on the date of exercise, multiplied by (Y) the total number of shares as to which exercised, and then divided by (Z) the VWAP.

(ii)           Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant (including payment for the Warrant Shares), be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(iii)          Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder will be by physically delivery to the address specified by Holder in the Notice of Exercise within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant will be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares will be deemed to have been issued, and Holder or any other person so designated to be named therein will be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 2(d)(vii) prior to the issuance of such shares, have been paid.

(iv)          Delivery of New Warrants Upon Exercise. If this Warrant is exercised in part, the Company will, at the request of Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the un-purchased Warrant Shares called for by this Warrant, which new Warrant will be identical with this Warrant.

(v)           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares will be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to, the Company will at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)          Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares will be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses will be paid by the Company, and such certificates will be issued in the name of Holder or in such name or names as may be directed by Holder; however if certificates for Warrant Shares are to be issued in a name other than the name of Holder, this Warrant when surrendered for exercise will be accompanied by the Assignment Form attached as Exhibit B duly executed by Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii)         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.               Adjustments.

(a)           If the Company pays a dividend of Common Stock or makes a distribution in Common Stock, subdivides its issued and outstanding Common Stock into a greater number of shares, increases or decreases the number of shares of Common Stock outstanding by reclassifying its Common Stock (whether through a recapitalization, consolidation, merger or otherwise), then (a) the Exercise Price on the record date of such division or distribution or the effective date of such action will be adjusted by multiplying the Exercise Price by a fraction whose numerator is the number of shares of Common Stock outstanding immediately before such event and whose denominator is the number of shares of Common Stock outstanding immediately after such event, and (b) the number of shares of Common Stock for which this Warrant may be converted immediately before such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event

(b)           If the Company issues additional Common Stock or other securities convertible into Common Stock or exercisable to purchase Common Stock (other than (x) in a transaction for which an adjustment is made pursuant to Section 3(a) hereof or (y) Common Stock (i) options issued to any directors, officers or individual contractors of Issuer as incentive compensation and any Common Stock issued upon exercise thereof, (ii) issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (iii) issued in exchange for services rendered to the Company, or (iv) with respect to which the holders of Warrants representing a majority of the shares of Common Stock issuable upon exercise thereof waive their anti-dilution rights under this Section 3(b)) at a purchase price less than the $0.10 per share, then the Exercise Price will be subject to a weighted average adjustment to reduce dilution using the following formula:

NEP = OEP * ((CSO + CSP) / (CSO + CSAP)), where

                                                NEP = new Exercise Price; and

                                                OEP = old Exercise Price; and

                                                CSO = shares of Common Stock outstanding prior to the issuance of the securities triggering the adjustment to the Exercise Price plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants, conversion rights and/or other similar rights to acquire Common Stock, at an exercise or conversion price less than or equal to the old Exercise Price, outstanding prior to the issuance of the securities triggering the adjustment to the Exercise Price; and

CSP = shares of Common Stock purchasable with consideration received by the Company in the issuance of securities triggering the adjustment to the Exercise Price had such securities reflected a per share price for Common Stock that was the same as the old Exercise Price; and

CSAP = shares of Common Stock actually purchased, or deemed purchased, in the issuance of securities triggering the adjustment to the Exercise Price.

(c)           Calculations. All calculations under this Section 3 will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date will be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d)           Notice to Holder.

(i)            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company will promptly mail to Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4.                                            Transfer of Warrant.

(a)           Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company will execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and will issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant will promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company will execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)           Warrant Register. The Company will register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to Holder, and for all other purposes, absent actual notice to the contrary.

(d)           Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant will not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion will be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and a fully completed investor questionnaire in the form of Exhibit F to the Purchase Agreement.

Section 5.                                            Registration Rights.  The Common Stock issuable upon exercise of this Warrant is subject to registration pursuant to a Registration Rights Agreement, dated as of the date hereof among the Company, the placement agents for the securities contemplated under the Purchase Agreement, Holder and the other purchasers under the Purchase Agreement.

[The following clause is optional at the request of the Purchaser of this Warrant, with the choice between 4.99% and 9.99% being at the option of the Purchaser.]

Section 6.                                            Limitation on Beneficial Ownership.   The Company will not effect and will have no obligation to effect any exercise of this Warrant, and the Holder will have no right to convert any portion of this Note, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such person’s affiliates) would have acquired, through exercise of this Warrant or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds [4.99% / 9.99%] (“Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.    For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by such person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, the Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such person or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6, beneficial ownership will be calculated in accordance with Section 13(d) of the Exchange Act.  For purposes of this Section 6, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of shares of outstanding Common Stock as reflected in (1) the Company’s most recent Form 8-K, Form 10-Q, Form 10-QSB, Form 10-K or Form 10-KSB as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of any Holder, the Company will promptly, but in no event later than 2 business days following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock will be determined after giving effect to conversions of preferred shares by such Holder and its affiliates since the date as of which such number of outstanding Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of  [4.99% / 9.99%] specified in such notice, but (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other Holder.

Section 7.                                            Miscellaneous.

(a)           No Rights as Shareholder Until Exercise. This Warrant does not entitle Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(ii).

(b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, will not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein will not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)           Authorized Shares.

                The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant will constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any stock exchange or quotation service upon which the Common Stock is traded, listed or quoted at such time.

                Except and to the extent as waived or consented to by Holder, the Company will not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company will obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant will be determined in accordance with the provisions of the Purchase Agreement.

(f)            Restrictions. Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g)           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder will operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to Holder, the Company will pay to Holder such amounts as will be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)           Notices. Any notice, request or other document required or permitted to be given or delivered to Holder by the Company will be delivered in accordance with the notice provisions of the Purchase Agreement.

(i)            Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, will give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)            Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)           Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby will inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and will be enforceable by any such Holder or holder of Warrant Shares.

(l)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

(m)          Severability. Wherever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)           Headings. The headings used in this Warrant are for the convenience of reference only and will not, for any purpose, be deemed a part of this Warrant.

[signatures for Purchase Warrant]

SIGNED, SEALED AND DELIVERED as of the date first above written.

VUBOTICS, INC.

By:
Name: Philip E. Lundquist
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: [

                                                (1) The undersigned hereby elects to purchase                 Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                                                (2) Payment will be in lawful money of the United States.

                                                (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares will be delivered by physical delivery of a certificate to:

                                                (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

                FOR VALUE RECEIVED, [          ] all of or [               ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                               whose address is                                                                                           .

Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.